Exhibit 10.17

May 20, 2020

A.G.P./Alliance Global Partners

Attention: David Bocchi

Head of Investment Banking

590 Madison Ave 28th Floor

New York, NY 10022

Dear David:

We refer to the M&A Advisory Agreement (the “Advisory Agreement”), dated October 1, 2019, by and between Ritter Pharmaceuticals, Inc. (the “Company”) and A.G.P./Alliance Global Partners (“A.G.P.”), with respect to A.G.P.’s exclusive engagement as financial advisor to the Company in connection with a possible transaction with the Targets (as defined in the Advisory Agreement). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Advisory Agreement.

1.	The Company and A.G.P. hereby agree to amend the Advisory Agreement as follows:

a.	Paragraph B(1) shall be amended and restated in its entirety as follows:

i.	Transaction Fee. If during the term of this engagement or after termination of this engagement as set forth in Paragraph C below, a Transaction is consummated, the Company shall pay, or cause to be paid, to A.G.P., at the time of the closing (the “Closing”) of the Transaction, in immediately available funds, a transaction fee (the “Transaction Fee”) of $1,200,000.

b.	Paragraph B(2) shall be deleted in its entirety.

c.	Paragraph B(5) shall be deleted in its entirety.

2.	The Company and A.G.P. agree that (a) the payment of the Transaction Fee shall satisfy all payment obligations of the Company under the Advisory Agreement, as amended hereby, and (b) the Advisory Agreement shall immediately terminate upon payment to A.G.P. of the Transaction Fee in accordance with the Advisory Agreement, as amended hereby. Other than with respect to Paragraphs E, G, H, I and J, which shall survive in accordance with their terms, following such payment and termination, neither party shall have any outstanding obligation to the other party pursuant to or with respect to the Advisory Agreement, as amended hereby.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed copy of this letter, which shall become a binding agreement upon our receipt.

Very truly yours,		Confirmed:

ALLIANCE GLOBAL PARTNERS
/s/Andrew J. Ritter
Ritter Pharmaceuticals, Inc.		By:	/s/ Thomas J. Higgins
Name:	Andrew J. Ritter	Name:	Thomas J. Higgins
Title:	CEO	Title:	Managing Director Investment Banking
		Date:	May 21st 2020